CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 17, 2007
Date of Report
(Date of Earliest Event Reported)

HUIHENG MEDICAL, LIMITED.
(Formerly Mill Basin Technologies, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-132056	20-4078899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.506, Block B, Yingdali Digital Park,Hongmian Road, Futian Free Trade Zone, Shenzhen, P.R.China
518038(Address of principal executive offices (zip code))

86- 25331511(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Explanatory Note

On May 15, 2007, we entered into a definitive Share Exchange Agreement to acquire all of the issued and outstanding stock of Allied Moral Holdings Limited (“Allied”), a British Virgin Islands company with operating subsidiaries in the People’s Republic of China (the “Share Exchange”). We closed the Share Exchange that same date. As a result, Allied became our wholly owned subsidiary, and we changed our name from Mill Basin Technologies, Ltd. to Huiheng Medical, Inc. (“Allied” or “Huiheng” or the “Company” or “we” or “our”). With this filing, we are amending the original Form 8-K filed in connection with the Share Exchange in order to provide the following exhibits which were inadvertently omitted from that filing:

Exhibit No.	Description

2.3	Amendment to Articles of Incorporation
99.1	Allied Moral Financial Statements
99.2	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007	Huiheng Medical Inc. (Registrant)

	By:	/s/ Li Bo
(Signature) Name: Li Bo
Title: Secretary